                                                                    EXHIBIT 10.7


                              CHARTER AGREEMENT

         THIS CHARTER AGREEMENT ("Charter") is made and entered into as of the 17th day of August, 1995 by and among NEW YORKER ACQUISITION CORPORATION, a Delaware corporation (hereinafter referred to as the "Owner"); BARDEN-DAVIS CASINO, L.L.C., an Indiana limited liability company (hereinafter referred to as the "Charterer"); and PRESIDENT CASINOS, INC. ("Guarantor"), a Delaware corporation and the holder of all of the issued and outstanding capital stock of President Riverboat Casino - New York, Inc., a Delaware corporation and the holder of all of the issued and outstanding capital stock of Owner.

                                 WITNESSETH:

         WHEREAS, the Owner is the owner of the casino gaming vessel, "President Casino V" U.S.O.C. No. 538911 (together with all improvements, furniture, fixtures and equipment (the "Equipment") listed or generally described on Schedule 1(d) hereto, the "Vessel");

         WHEREAS, the Charterer desires to charter the Vessel from the Owner, and the Owner desires to charter the Vessel to the Charterer, on the terms and conditions set forth in this Charter; and

         WHEREAS, Guarantor has agreed to guaranty Owner's obligations under this Charter;

         NOW, THEREFORE, in exchange for the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         SECTION 1.     SECURITY DEPOSIT; DELIVERY AND ACCEPTANCE; EQUIPMENT.

         Owner does hereby agree to furnish and charter to the Charterer, and Charterer does hereby agree to hire and charter from the Owner, under the terms and conditions set out in this Charter, the Vessel.

                 (a) Within five (5) days following written notice from Charterer to Owner requesting delivery of the Vessel ("Delivery Notice"), Charterer shall deposit the amount of $250,000 (the "Security Deposit"), in escrow (the "Escrow Account"), pursuant to the terms of an escrow agreement in form and substance reasonably satisfactory to Owner and Charterer (the "Escrow Agreement") as security for the performance of Charterer's obligations hereunder, including, without limitation, Charterer's obligation to redeliver the Vessel to the Owner in as good condition and working order (ordinary wear and tear excepted) as when it is first delivered to Charterer pursuant to
Section 1(b) hereof. The Security Deposit, less any amounts deducted therefrom in accordance with the terms of this Charter, shall be paid to the Charterer pursuant to the terms of the Escrow Agreement within thirty (30) days after the Vessel is redelivered to the Owner in accordance with Section 12 hereof.

                 (b) (i) Attached hereto as Schedule 1(b) is a schedule of the improvements, with estimated costs, which Owner shall make to the Vessel, at Owner's cost, in order to meet the requirements for the Vessel contained herein (the "Pre-Charter

Alterations"). Schedule 1(b) also contains a timetable for completion of the Pre-Charter Alterations. Owner shall cause work on the Pre-Charter Alterations to commence within fifteen (15) days of receipt of the Delivery Notice. Within thirty (30) days of receipt of the Delivery Notice, Owner shall furnish Charterer with a schedule of contracts to complete the Pre-Charter Alterations.

         (ii) Unless the Owner and the Charterer otherwise agree, the Vessel, outfitted with the equipment as set forth on Schedule 1(d) hereto, with all Pre-Charter Alterations, and Changes (as defined in clause (iii) hereinbelow), completed and in a condition satisfying Owner's representations and warranties set forth in the first sentence of Section 1(c) below ("Seaworthy Condition") and all other representations and warranties of Owner contained herein regarding the condition of the Vessel on the date of delivery, shall be tendered for delivery by the Owner to the Charterer afloat at Gary, Indiana (the "Gaming Site"), subject to weather conditions, within three (3) weeks after the Vessel ready for move date set forth in Schedule 1(b).

         (iii) Both prior to commencement of the Pre-Charter Alterations and during the process of completing this work, Charterer shall be entitled to have its representatives, including its Naval Architects, inspect and survey the Vessel, its seaworthiness and the work in completing the Pre-Charter Alterations, and Charterer shall be entitled to request a change to the Pre-Charter Alterations ("Changes"). All such inspections and Changes shall be at Charterer's sole cost and expense. All Changes shall be subject to Owner's prior approval, which shall not be unreasonably withheld. Owner shall have the right to condition its approval to any Change upon Charterer's agreement to remove such item at the time of Charter termination (provided Owner notifies Charterer in writing at the time of approval). Any Change as to which approval is not so conditioned shall be referred to as a "Permanent Change." As a condition to making any Changes, Charterer shall deposit into the Escrow Account an amount equal to 150% of the proposed additional cost of the Changes and the timetable set forth in Schedule 1(b)(i) shall be amended, if necessary, to accommodate any Changes. Any amounts so deposited in the Escrow Account shall be withdrawn to pay for Changes. Upon completion of and payment in full of all Changes, any of such amount remaining in the Escrow Account, in excess of the Security Deposit, shall be delivered to Charterer.

         (iv) Owner shall cause the Pre-Charter Alterations and Changes to be made in a workmanlike manner, such that the seaworthiness and value of the Vessel shall not be impaired. The Pre-Charter Alterations and Changes shall otherwise be effected in a manner that meets the Charterer's approval, which approval shall not be unreasonably withheld. In the event that Owner is in breach of its obligations under this Section 1(b) (other than such breaches which are the result of matters beyond the control of Owner, including without limitation, delays of contractors and inclement weather), and fails to cure such breach within seven (7) days of written notice thereof, Charterer shall have the right, but not the obligation, to deliver written notice to Owner that it elects to control the performance of all Pre-Charter Alterations and Changes. In such event, (i) Charterer shall cause the Pre-Charter Alterations and Changes to be made in a workmanlike manner, such that the seaworthiness and value of the Vessel shall not be impaired and otherwise shall be effected in a manner that meets Owner's approval, which approval, shall not be unreasonably withheld and (ii) Owner shall execute and

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deliver a limited power-of-attorney in order to enable Charterer to complete the Pre-Charter Alterations and Changes in accordance with this
Section 1(b). Owner shall have the right to inspect and cause Charterer to make reasonable modifications to all Pre-Charter Alterations, including all plans and specifications relating thereto. Upon completion of the Pre-Charter Alterations, Owner or Charterer, as the case may be, shall notify the other of such completion.

        (v) Charterer agrees to execute and deliver to Owner a Certificate of Acceptance in the form attached hereto as Exhibit ("A") hereto (the "Certificate of Acceptance") on the date of acceptance by the Charterer of the Vessel at the Gaming Site (the "Acceptance Date"), which date shall be no more than five (5) days following the tender of the Vessel at the Gaming Site. The earlier of (i) the date thirty (30) days after the Pre-Charter Alterations and Changes are completed and (ii) the Acceptance Date is hereinafter referred to as (the "Commencement Date"). On the Commencement Date, Charterer shall deliver to Owner immediately available funds in the amount of the Charter Hire (as described in Section 3 hereof) payable hereunder in respect of the period beginning on the Commencement Date and ending on the last day of the first full month of the Charter Period (as defined in Section 2 hereof).

                (vi) Owner shall deliver the Vessel afloat at the Gaming Site no later than ninety (90) days after receipt of Delivery Notice, subject to a reasonable extension to account for any contractor delays or weather conditions beyond Owner's control which make delivery by such ninetieth (90th) day impracticable. Owner shall be solely responsible for the cost and expense of transportation of the Vessel to the Gaming Site and for making all arrangements in connection therewith; provided, however, if this Charter is terminated by Charterer pursuant to Section 27 below or as a result of an Event of Default prior to the one (1) year anniversary of the Commencement Date, Charterer shall reimburse Owner for the cost and expense incurred by Owner in connection with such transportation from Erie, Pennsylvania. Unless the parties hereto shall otherwise agree, if the Delivery Notice is not given before April 1, 1996, this Charter shall terminate.

        (c) Owner represents and warrants that as of the Acceptance Date the Vessel will be in all material respects seaworthy, in good working order and repair and without defect or inherent defect in title, seaworthiness or design. Acceptance by the Charterer of the Vessel under this Charter will constitute conclusive evidence, as between Owner and Charterer (and their affiliates), that the Vessel satisfies the criteria set forth in this Section 1(c) whether or not any defect therein is discoverable by Charterer as of the date of such acceptance; provided that nothing herein contained shall be construed as a waiver of any rights that either Owner or the Charterer may have against any other person. Except as set forth in this Section 1(c) and Section 6(b) below, Owner makes no representation or warranty whatsoever as to the condition, suitability for the service intended and/or fitness of the Vessel for a particular purpose. If the Charterer does not accept delivery of the Vessel upon tender of the Vessel by the Owner at the Gaming Site, the Owner shall be solely responsible for the cost and expense of removal of the Vessel to such site as the Owner may determine; provided, however, that in addition to such other remedies to which the Owner may be entitled hereunder or at law or in equity, the Owner shall be entitled to retain the Security Deposit, unless the Charterer can properly document that the condition of the Vessel failed in any material respect to meet the standards as to which the Owner has made representations and warranties pursuant to this Section 1(c) and Owner shall

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





have failed to correct such defects or to provide adequate assurances that it will correct such defects, at Owner's sole cost and expense, as soon as practicable thereafter.

         (d) For purposes of this Charter, the Equipment listed on Schedule 1(d) hereto is specifically included as part of the Vessel.

       SECTION 2.       CHARTER PERIOD.

       The charter period for the Vessel (the "Charter Period") shall commence on the Commencement Date in accordance with Section 1(b) hereof and shall continue until the earlier of (i) one hundred eighty (180) days following receipt by the Owner of a written notice of termination from Charterer and (ii) the last day of the month during which the fifth anniversary of the Commencement Date occurs (the "Charter Expiration Date"). Upon the Charter Expiration Date, the Vessel shall be returned to Owner in accordance with the terms of Section 12 hereof. Solely for purposes of enforcing the Charterer's obligations hereunder, including, without limitation, its obligation to maintain insurance in accordance with Section 5 and to indemnify the Owner in accordance with Section 7, the Charter Period shall be extended to include the period of time, if any, beginning on the Charter Expiration Date and ending on the date on which the Vessel is properly redelivered in accordance with Section 12.

         SECTION 3.     CHARTER HIRE.

                (a) The Charter Hire owed by the Charterer to the Owner with respect to the Vessel throughout the Charter Period shall be equal to the sum of $125,000 (plus applicable sales tax) for each month during the period beginning on the Commencement Date and ending on the Charter Expiration Date (subject to adjustment, on an annual basis, in the case of Charter Hire payable following the twenty-fourth monthly payment due hereunder, so that such Charter Hire will be equal to the fair market rental value of the Vessel determined from time to time in accordance with Exhibit B hereto). The Charter Hire owed by the Charterer to the Owner for any partial month during the Charter Period shall be equal to the then monthly Charter Hire multiplied by a fraction the numerator of which is the number of days in such partial month and the denominator of which is the total number of days in such month. The Charter Hire payable pursuant to this Section 3 shall be exclusive of, and in addition to (i) any and all expenses required to be paid by Charterer hereunder, including, without limitation, any sales or excise taxes payable by Charterer pursuant to Section 14 hereof and (ii) any and all expenses incurred by Owner as a result of Charterer's failure to satisfy its obligations hereunder, including without limitation, expenses incurred to maintain or repair the Vessel or to obtain or maintain insurance as required by the terms of this Charter, which expenses shall be paid in full not more than fifteen (15) days after Owner provides notice to Charterer of the incurrence by Owner of such expenses, accompanied by adequate proof of payment, if applicable.

         (b) Except as otherwise provided in Section 1(b) hereof, all payments of Charter Hire due under this Charter shall be paid by the Charterer not less than three (3) business days in advance of the month in respect of which it is owed to the Owner at its address set forth in Section 17 below or at such other place or address as the Owner may from time to time specify to the Charterer in writing. All payments of Charter Hire shall be made punctually

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by the Charterer without need of invoice, notice or demand by the Owner and, except as provided in Sections 1(b), 4(e) and 6(a)(vii), shall be free and clear of, and without deduction for, or on account of, any and all present or future taxes, levies, imposts, deductions or other charges whatsoever imposed or levied by any governmental or taxing authority wheresoever located.

        (c) This Charter is a net charter. Subject to Sections 1(b), 4(e) and 6(a)(vii), (i) all payments of Charter Hire and other payments required to be made by Charterer by the terms of this Charter shall be absolute and unconditional, (ii) no payments to be made by the Charterer under this Charter shall be subject to any abatement, reduction, adjustment, right to set-off, counterclaim, suspension, deferment, recoupment or defense due to any present or future claims of the Charterer against the Owner under this Charter or otherwise, or against any other party, or for any other reason whatsoever, nor shall the Charterer be entitled to retain any interest in or with respect to Charter Hire which has already been paid to the Owner or to assert any right to any refund or adjustment in the event of termination of this Charter or otherwise and (iii) the Charterer shall have no right to terminate this Charter before the end of the Charter Period, or be released, relieved or discharged from the obligation or liability to make all payments due hereunder for any reason whatsoever. Each payment of Charter Hire hereunder, as well as any other amount required to be paid by Charterer hereunder, shall be final and not subject to any retained interest. Notwithstanding anything herein to the contrary, Charterer shall have no obligation to pay the Charter Hire for any period during which the Vessel is not available for use by Charterer for Charterer's operations as contemplated by this Charter as a result of an action by a holder of a Non-Charterer Lien (as hereinafter defined) on the Vessel.

       SECTION 4. TITLE TO AND USE OF THE VESSEL; DOCUMENTATION OF THE GAMING VESSEL; NO LIENS.

        (a) The Owner retains full legal title to the Vessel notwithstanding its delivery to and possession and use by the Charterer hereunder, and Charterer obtains no rights in the Vessel other than those set forth herein. So long as no Event of Default (as defined herein) shall have occurred and be continuing, Charterer shall have exclusive possession, control and use of the Vessel without hindrance or molestation by the Owner during the Charter Period; provided, however, that Owner shall have the right to have a representative or representatives board the Vessel for purposes of inspecting the Vessel in order to monitor Charterer's compliance with Charterer's obligations under this Charter. So long as no Event of Default shall have occurred and be continuing, Owner's right to conduct inspections pursuant to the proviso set forth in the immediately preceding sentence shall be limited to such times during regular business days as are reasonably convenient to Charterer (following reasonable notice to Charterer) and shall be at Owner's sole cost and expense. Charterer shall, at its own expense, operate, supply and maintain the Vessel. Charterer shall pay all port charges, all cleaning, fleeting and shifting charges and each and every other expense and cost incident to the use and operation of the Vessel, and shall pay any and all fines or penalties levied against the Vessel during the Charter Period by any governmental authority, it being understood and agreed that Charterer shall assume all costs of operation. As more particularly set forth in Section 13 below, Charterer will not make any modifications to the Vessel (structural or otherwise) without the prior express written approval of Owner, which approval may not be unreasonably withheld, and any

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modifications that are made shall not impair the seaworthiness or value of the Vessel; provided, however, that Charterer shall have the right to make the Pre-Charter Alterations and Changes in accordance with the terms of Section 1(b) above if Owner shall fail to cure a default as provided therein. Unless otherwise agreed (and subject to the provisions of Section 13 below), any structural modifications that are made to the Vessel shall become the property of Owner, and shall be provided to Owner upon redelivery of the Vessel. Notwithstanding anything herein to the contrary, Owner shall be permitted to place a preferred ship mortgage or other lien or encumbrance on the Vessel; provided, however, that the mortgagee or lien holder shall have executed and delivered to the Charterer a non-disturbance agreement in form and substance reasonably acceptable to the Charterer. Subject to the terms of the non-disturbance agreement referred to in the immediately preceding sentence, Charterer agrees that this Charter shall be subject and subordinate to any such mortgage, lien or encumbrance and that it will execute, upon the request of Owner, any and all documents reasonably required by the mortgagor or lien holder in connection with the transaction giving rise to such mortgage, lien or encumbrance.

        (b) The Vessel shall be employed at the Gaming Site in such manner as the Charterer shall determine, so long as such employment is not inconsistent with the physical characteristics of the Vessel (as modified in accordance with Schedule 1(b) hereto). In no event shall the Vessel be removed from the Gaming Site following delivery of the Vessel thereto by the Owner, except (i) upon redelivery to the Owner in accordance with the terms hereof,
(ii) in the ordinary course of Charterer's business operations consistent with the manner in which the Vessel may be used in accordance with Section 11 below,
(iii) as required for inspections, maintenance and repairs undertaken in accordance with this Charter or (iv) as the Owner shall otherwise agree in writing.

        (c) Owner shall obtain, and throughout the Charter Period shall maintain, the documentation of the Vessel in the Owner's name under the laws and flag of the United States of America. Charterer will, at its expense, execute such documents and furnish such information as Owner may reasonably require to enable Owner to obtain and maintain such documentation. Neither Owner nor Charterer will permit to be done anything which can or might injuriously affect such documentation.

        (d) Neither the Charterer, nor any of its officers, agents or employees, nor anyone acting on behalf of Charterer nor the master or any other officer or crew member of any towboat towing the Vessel, shall have any right, power or authority to create, incur, suffer or permit to be placed or imposed upon or asserted against the Vessel any maritime or other lien (other than any maritime lien arising by operation of law during the Charterer's ordinary course of business in connection with the operation of the Vessel, so long as, and only to the extent that, the obligation giving rise to such maritime lien is satisfied in a timely manner and is otherwise not delinquent and liens against Owner), libel, mortgage, encumbrance, pledge, lease, security interest, claim or charge whatsoever, or to incur any debt, obligation or charge upon the credit of the Vessel or to otherwise pledge or place any encumbrance on the Vessel (hereinafter referred to as a "Lien" and collectively as "Liens"). Charterer will promptly notify the Owner of any Lien that shall attach to any of the Vessel, or part thereof, or interest therein, upon the Charterer's learning of such attachment, together with full particulars thereof. Notwithstanding the foregoing, in the event any Lien (other than a "Non-Charterer Lien," as

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defined in Section 4(f) hereof) shall be placed upon the Vessel during the Charter Period, or after redelivery, or in the event the Vessel shall be levied against or taken into custody by virtue of any legal proceedings in any court, based upon a claim or cause of action (other than a claim or cause of action against Owner which is not related in any manner to Charterer's operation hereunder or the use of the Vessel by Charterer), valid or invalid, founded or unfounded, alleged to have arisen during the term of this Charter, Charterer shall, at its sole cost and expense, as soon as practicable, but in any event within fifteen (15) days thereof, cause the Vessel to be released and/or the asserted Lien to be discharged.

        (e) Owner will promptly notify Charterer of any Non-Charterer Lien filed against, or otherwise encumbering, the Vessel. Such notice shall contain a brief description of the nature of the Non-Charterer Lien. In the event any Non-Charterer Lien (other than those permitted under Section 4(a) and those which otherwise do not affect this Charter) shall be placed upon the Vessel, or in the event the Vessel shall be levied against or taken into custody by virtue of any legal proceedings, based upon a claim or cause of action against Owner or claims or causes of action other than those arising out of (i) the operation of the Vessel by Charterer, or (ii) any act or failure to act by the Charterer in relation to the Vessel or the use or operation thereof, valid or invalid, founded or unfounded, Owner shall, at its sole cost and expense, as soon as practicable, but in any event within fifteen (15) days thereof, cause the Vessel to be released and/or the asserted lien to be discharged. In the event that a foreclosure proceeding is commenced by the holder of the Non-Charterer Lien, Charterer may, but shall not be obligated to, satisfy the obligation giving rise to the Non-Charterer Lien (but only to the extent the holder of such Non-Charterer Lien permits Charterer to make such payment) upon ten (10) days advance written notice from Charterer to Owner of its intention to make such payment. Any payment made by Charterer pursuant to this Section 4(e), as well as any payment made by Charterer for any fine or penalty for which Owner is responsible under Section 6(a)(vii) hereof, shall be credited against the Charter Hire otherwise payable under this Charter or, at Charterer's election, the Charterer shall be entitled to be reimbursed by the Owner for any payments of Non-Charterer Liens made by Charterer under this Section 4(e), within fifteen (15) days of receipt of written notice by Owner of such payments accompanied by satisfactory proof of payment.

        (f) For purposes of this Charter, Non-Charterer Lien is defined as a lien encumbering the Vessel which arises from any transaction or occurrence not caused by or related to (i) any action or inaction on the part of Charterer or (ii) Charterer's operations or Charterer's use or possession of the Vessel, and includes maritime liens which arose prior to the Commencement Date.

        SECTION 5. INSURANCE. (a) Charterer shall obtain and maintain during the Charter Period, at Charterer's sole cost and expense, insurance in such amounts covering the Vessel against such risks as Owner shall reasonably determine to be desirable to fully protect its economic interests in the Vessel (which amounts shall in no event be less than $32,000,000) and shall obtain and maintain during the Charter Period at Charterer's sole cost and expense, general liability, breach of warranty, marine hull, marine protection and indemnity and such other insurance policies with respect to the Vessel and the operations to be conducted on the Vessel, and in such amounts, as Owner shall deem necessary or appropriate; provided, however, in no

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event shall the amount of general liability and marine protection and indemnity insurance be less then $100,000,000 each. Both the Owner and Charterer shall be named as insureds with waiver of subrogation under the general liability, breach of warranty and marine protection and indemnity insurance policies (and such other policies as the Owner shall deem appropriate) and as loss payees under all other insurance policies so obtained and maintained. Charterer's responsibility for the cost of the insurance required to be obtained and maintained under this Section 5 shall commence on the Commencement Date.

        (b) The Charterer shall carry, at its own expense, such workmen's compensation insurance as shall be required under applicable law, with an endorsement for United States longshoremen and harbor workers coverage, if applicable, in an amount of not less than $50,000,000, if available, or such lesser amount which is available or such other amount as Owner shall determine to be prudent, in its sole discretion.

        (c) The Charterer will not do any act nor cause to occur any act whereby any insurance required herein shall or may be suspended, impaired or defeated, and will not cause the Vessel to: (i) be operated in any illegal manner; (ii) be operated except as licensed by the appropriate governmental authorities; (iii) carry any cargo not permitted by applicable law, regulation or rules of the insurers or governmental authorities; or (iv) be operated other than as contemplated in Section 11 hereof and, in particular, in a manner or in a location where it will not be covered under the insurance policies then in effect.

        (d) Each insurance policy obtained and maintained hereunder shall be issued by an insurer of recognized standing in the maritime insurance industry, and such insurer shall have been approved by the Owner, which approval shall not be unreasonably withheld. Copies of all insurance policies required hereunder shall be provided to the Owner sufficiently prior to the payment of any premium thereunder to allow Owner to review and approve such policies, which approval will not be unreasonably withheld. Charterer shall provide Owner with such evidence as Owner may from time to time request in order for it to determine that the insurance required to be obtained and maintained hereunder continues to be in full force and effect. As between Owner and Charterer (and their affiliates), Charterer shall be responsible for any and all costs and expenses for which insurance coverage is not provided or for which insurance coverage is inadequate (whether because of a deductible or any other failure of the insurance policies to provide coverage).

 SECTION 6.     REPRESENTATIONS, WARRANTIES AND COVENANTS.

        (a)     The Charterer hereby represents, warrants and  covenants that:

                (i) The Charterer is a limited liability company duly organized, validly existing in good standing under the laws of the State of Indiana with full power to enter into and to pay and perform its obligations under this Charter. The Charterer is duly qualified to do business and is in good standing as a foreign corporation in all of the jurisdictions where its failure to so qualify could adversely affect the conduct of its business or the performance of its obligations under this Charter;



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                 (ii)      This Charter and all related documents have been
duly authorized, executed and delivered by the Charterer, are enforceable against the Charterer in accordance with their terms and do not and will not contravene any provisions of or constitute a default under the certificate of incorporation or bylaws of the Charterer or any agreement to which the Charterer is a party or by which it or any of its property is bound;

                 (iii) There are no suits or proceedings pending or threatened before any court or governmental body or agency against or affecting the Charterer which, if decided adversely to its interest, would materially affect the ability of the Charterer to perform any of its obligations under this Charter;

                 (iv) The Charterer is and shall remain a citizen of the United States of America within the meaning of Chapter 313 of Title 16 of the United States Code;

                 (v) The Charterer shall comply with all applicable laws, regulations, requirements and rules, domestic and foreign, with respect to the registration, licensing, use, maintenance and operation of the Vessel, including, without limitation, all applicable laws, rules and regulations administered by the United States Coast Guard, the Bureau of Customs, the Treasury Department, the Environmental Protection Agency, the Public Health Service, the Department of Transportation, the Indiana Gaming Commission and any other applicable authorities and their successors;

                 (vi) Charterer shall not (A) cause or permit the Vessel to be operated in any manner prohibited by law, governmental rule or regulation or applicable insurance policies, or (B) cause or permit the Vessel to be engaged in any unlawful trade or activity prohibited by law;

                 (vii) The Charterer will make any changes or additions to the Vessel required by any applicable laws or applicable rules or regulations thereunder provided, however, that prior notice shall have been given to the Owner and the Owner shall have agreed to such changes or additions (it being understood that if the Owner shall not agree to such changes it shall be responsible for any fines or penalties levied as a result thereof and, if such fines or levies shall materially interfere with Charterer's use of the Vessel, Charterer may pay such fines or levies and may, in accordance with Section 4(c) hereof, offset such amounts against an equal amount of Charter Hire otherwise payable under this Charter). Where such compliance requires the execution and delivery by the Owner of any instruments or the taking of any other action by the Owner, the Charterer will in a timely manner prepare and submit to the Owner such instruments and specify in writing to the Owner the action by it so required. Upon request of the Owner, the Charterer shall provide the Owner with photostatic copies or originals, if available, of any such instruments; and

         (viii) Charterer shall make the Pre-Charter Alteration and repair and maintain the Vessel in accordance with Charterer's obligations hereunder and shall moor the Vessel at the Gaming Site in a safe and responsible manner consistent with the Vessel's intended use pursuant to Section 11 hereof.


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(b)      The Owner hereby represents, warrants and covenants that:

         (i) Owner is the owner of a 100% interest in the Vessel, free and clear of all liens and encumbrances (in addition to any other future transfer of title to the Vessel, title may be transferred from Owner to President Riverboat Casino-New York, Inc. or any other affiliate of Guarantor);

         (ii) The Vessel is documented with the United States Coast Guard, being official number U.S.O.C. 538911. The Vessel, at the time of delivery, will meet ABS classification 10 foot seas within 5 miles of the Lake Michigan Coast and will be able to be certified by the United States Coast Guard for carrying 1,900 passengers and crew;

        (iii) This Charter and all related documents have been duly authorized, executed and delivered by Owner and Guarantor, are enforceable against Owner and Guarantor in accordance with their terms and do not and will not contravene any provisions of or constitute a default under the certification of incorporation or bylaws of the Owner or Guarantor or any agreement to which the Owner or Guarantor is a party or by which they or any of their property is bound;

        (iv) Owner is a corporation duly organized, existing in good standing under the laws of the State of Delaware with full power to enter into and perform its obligations under this Charter. The Owner is duly qualified to do business and is in good standing as a foreign corporation in all of the jurisdictions where its failure to do so qualify could adversely effect the conduct of its business or the performance of its obligation under this Charter;

        (v) There are no suits, or proceedings pending or threatened before any court or governmental body or agency against or affecting the Owner or Guarantor which, if decided adversely to their interest, would materially affect the ability of the Owner or Guarantor to perform any of their obligations under this Charter;

        (vi) Owner and Guarantor shall not take any action which would cause or permit the Vessel to lose her documentation, violate her licenses or certifications, or otherwise engage in any unlawful trade or activity prohibited by law; and

        (vii) Subject to the other applicable terms of this Charter, including Section 1(b) above and Section 13 below, Owner and Guarantor authorize all changes or additions to the Vessel required to meet the terms of
Schedule 1(b), to continue Coast Guard certification, or to meet Owner's representations, warranties and covenants set forth in this Charter; provided, however, that all such changes shall be subject to the approval of Owner, which approval may not be unreasonably withheld.

        (viii) The Vessel loaded for gaming, in accordance with configurations set forth on Schedule 6(b)(viii) will be trimmed in accordance with the naval architect's calculations on Schedule 6(b)(viii).

         SECTION 7.      INDEMNIFICATION.

        (a) During the Charter Period, Charterer assumes all risks of liability for the Vessel and for the use and operation thereof, and for injuries to or deaths of any persons and/or loss of or damage to any property arising from or incident to such use or operation of the Vessel. The Charterer shall defend, indemnify and save harmless the Owner and its affiliates, successors and assigns, officers, directors and agents and the Vessel from and against any claim, penalty, cause of action, damage, liability (including without limitation, any claim for any tax, assessment, excess, levy, duty, fee or other governmental charge, and, except as otherwise provided in Section 6(a)(vii) hereof, any fine or penalty arising from any violation of any law, rule or regulation) or expense (including, without limitation, legal fees and expenses) in any manner arising out of or relating to: the acceptance, rejection, delivery, possession, chartering, maintenance, use, repair, operation, or redelivery of the Vessel, or by reason of the condition of the Vessel, including, without limitation, (x) any loss or any damage to the Vessel or any equipment, fittings or facilities located thereon; (y) damage to any other craft or barges or other property belonging to third parties; or (z) death or injury to any person.

        (b) During the Charter Period, subject to Section 4(a), Owner shall have the obligation of providing Charterer with undisturbed possession of the Vessel, other than disturbances arising as a result of or related to any action or failure to act on the part of Charterer. Owner shall defend, indemnify and save harmless the Charterer and its affiliates, successors and assigns, officers, directors and agents and the Charterer's right to the use of the Vessel pursuant to the terms of this Charter against any claim or expense (including reasonable legal fees) arising out of or relating to a breach by Owner of its obligation set forth in the first sentence of this Section 7(b). Notwithstanding anything to the contrary contained in this Section 7(b), except for Owner's breach of its duties under Section 1(b) hereof, the Owner's liability to indemnify the Charterer pursuant to this Section 7(b) shall be limited to (i) the costs of remedying any breach of Owner's obligation to provide Charterer with undisturbed possession of the Vessel, other than disturbances arising as a result of or related to any action or failure to act on the part of Charterer and (ii) Charterer's liability in respect of third party claims against Charterer arising as a result of a breach of Owner's obligation to provide Charterer with undisturbed possession of the Vessel, other than disturbances arising as a result of or related to any action or failure to act on the part of Charterer (a "Covered Third Party Claim"), and it specifically does not include any right for indemnification in connection with any consequential damages other than Charterer's liability to any third party arising out of a Covered Third Party Claim.

        (c) If any action shall be commenced, or any claim shall be asserted, against a party in respect of which it is entitled to be indemnified hereunder (the "Indemnitee"), the party from whom indemnification is sought (the " Indemnitor ") shall be promptly notified to that effect ("Notice") and shall assume (or assign to its insurer) control of the defense and/or settlement thereof, including, at the Indemnitor's (or its insurer's) expense, employment of counsel, and, in connection therewith, the Indemnitee shall cooperate to make available all pertinent information under its control. Upon the request of Indemnitee, Indemnitor shall promptly provide all pertinent information regarding the status of the action or claim to Indemnitee. If the Indemnitor fails to assume such defense (or assign such defense to the

Indemnitor's insurer) within fifteen (15) days after Notice, Indemnitee shall have the right to assume and control such defense. All costs (including attorneys' fees and costs) of any such defense shall be paid by the Indemnitor as incurred by the Indemnitee. Any failure to promptly give Notice shall not result in the forfeiture of rights under this Section 7 (unless and only to the extent that such delay shall have materially compromised the defense of the claim), provided that the Indemnitor's liability shall not be deemed to exist until Notice has been given in accordance with Section 17 hereof.

         (d) The indemnities and assumptions of liabilities and obligations provided for in this Section 7 shall continue in full force and effect for applicable claims or causes of action arising during the Charter Period and before redelivery notwithstanding the expiration or other termination of this Charter until the expiration of the applicable statute of limitations in respect to claims of that type.

    SECTION 8.     MAINTENANCE AND REPAIRS.

           (a)     Prior to the Commencement Date:

           Owner shall, at its sole cost and expense, make such repairs and alterations to the Vessel as are necessary to put the Vessel in Seaworthy Condition on the Acceptance Date. Except with respect to Owner's representation set forth in Section 6(b)(ii), Charterer's delivery of the Certificate of Acceptance in the form attached hereto as Exhibit A shall constitute conclusive evidence, as between Owner and Charterer (and their affiliates), that the Vessel is, in all respects, acceptable to the Charterer, and the Owner shall have no liability to the Charterer for any deficiency in such repairs or alterations, whether or not discoverable by the Charterer as of the date of delivery, following Charterer's delivery of such Certificate.

           (b)      During the Charter Period:

                    (i) The Charterer shall, at its sole cost and expense, maintain the Vessel in accordance with good commercial marine maintenance practices and shall maintain and preserve the Vessel, in as good condition, working order and repair as when first delivered to the Charterer for service hereunder (reasonable wear and tear excepted). The Charterer shall, from time to time, perform all customary, advisable and necessary maintenance of the Vessel and carry out all necessary or advisable repairs thereto. All maintenance and repairs of the Vessel shall be undertaken and performed in such manner and with such frequency as is commensurate with the Vessel's intended use as set forth in Section 11 hereof.

                   (ii) The Vessel shall be repaired, dry-docked and cleaned by the Charterer at its expense whenever necessary to maintain and preserve the Vessel in accordance with this Section 8(b).

                   (iii) The Owner (or its agents or authorized representative) shall have the right but not the obligation, on reasonable notice, to inspect the Vessel in a reasonable manner and at reasonable times in order to ascertain whether the Vessel is being repaired and maintained. The Charterer shall also permit the Owner (or its agents or authorized representative) to inspect the Charterer's records with respect to the maintenance of the Vessel, whenever requested, on reasonable notice.

         (c) Notwithstanding anything to the contrary contained herein, after the Security Deposit has been made and prior to the Acceptance Date, Charterer shall be permitted to, at its sole cost and expense, dry-dock the Vessel in order to make such inspections as it deems necessary. Charterer shall indemnify and hold Owner harmless for any loss, cost, damages or expenses incurred by Owner relating to such dry-docking. Any such inspection shall be coordinated to not disrupt the Pre-Charter Alterations and the timelines set forth on Schedule 1(b) shall be extended by the time taken to perform a dry-dock inspection.

    SECTION 9.    DEFAULT.

           (a) Each of the following events (each an "Event of Default") shall constitute Events of Default under this Charter:

                 (i) Failure to pay in full any Charter Hire, or other sum of money which the Charterer is obligated to pay to Owner under this Charter, as and when due and such failure continues for ten (10) days following notice from Owner; or

                 (ii) The Charterer shall default in the due observance or performance of any other covenant, obligation, condition or requirement undertaken by the Charterer in this Charter and such default is not cured to the reasonable satisfaction of Owner within thirty (30) days after the date upon which Charterer receives written notice from Owner of such breach; or

                 (iii) Charterer shall cease to be a citizen of the United States for the purpose of operating in the coastwise trade; or

                 (iv) Charterer shall (i) apply for a consent to the appointment of a receiver, trustee or liquidator of Charterer or of all or a substantial part of the assets of Charterer, or (ii) be unable, or admit in writing its inability, to pay its debts as they mature, or (iii) make a general assignment for the benefit of creditors, or (iv) be adjudicated a bankrupt or insolvent, or be dissolved, or (v) file a petition in bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy Code (11 U.S.C. Sections 101- 1330) or under any similar federal or state law, now or hereafter in effect, or (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against Charterer in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by Charterer for the purpose of effecting any of the foregoing; or

                 (v) An order, judgment or decree shall be entered, without the application, approval or consent of Charterer, by any court of competent jurisdiction, approving a petition seeking reorganization of Charterer or appointing a receive, trustee or liquidator of Charterer or of all or a substantial part of the assets of Charterer, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) consecutive days, other than such orders, judgments or decrees which, individually or in the aggregate, represent liabilities of less than $100,000 and which, in Owner's sole judgment, do not affect the use of the Vessel or Charterer's ability to make required payments hereunder; or

                 (vi) Charterer shall be declared to be in default on, or pursuant to the terms of, (i) any other present or future obligation, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit, reimbursement obligation, or (ii) any other present or future agreement purporting to convey a lien upon any of the property or assets of Charterer, other than trade accounts and vendor agreements and any obligations or agreements which, individually or in the aggregate, represent liabilities of less than $100,000 and which, in Owner's sole judgment, do not affect the use of the Vessel or Charterer's ability to make required payments hereunder; or

                 (vii) Any property of the Charterer shall be sold for the satisfaction of any lien thereon or shall be seized and not released within fifteen (15) days (provided that the Event of Default shall be accelerated to the date of seizure in the event the Charterer is not proceeding in good faith and by appropriate proceedings to obtain such release), other than property which, individually or in the aggregate, is valued at less than $100,000 and which, in Owner's sole judgment, do not affect the use of the Vessel or Charterer's ability to make required payments hereunder.

         (b) If an Event of Default exists, then in any such case, Owner at its option may:

                 (i) Proceed by appropriate court action or actions either at law, in admiralty or in equity to enforce performance by Charterer of the applicable duties and obligations of Charterer under this Charter or to recover from Charterer any and all damages or expenses, including reasonable attorneys' fees and costs, which Owner shall have sustained by reason of an Event of Default or on account of Owner's enforcement of its remedies hereunder; or

                 (ii) By notice in writing to Charterer, terminate this Charter, whereupon, except as provided below, all rights of Charterer to the use of the Vessel shall absolutely cease and terminate as though this Charter had never been made, but Charterer shall redeliver possession of the Vessel to Owner in accordance with Section 12 hereof and Charterer shall remain liable as hereinafter provided; and thereupon, Owner may by its agents and without notice to Charterer retake the Vessel, without prior demand and without legal process, and for that purpose enter upon the Vessel and take possession thereof, or require Charterer, at Charterer's sole expense, forthwith to redeliver the Vessel to Owner in accordance with Section 12 hereof for or by reason of such entry, redelivery or retaking. Thereafter Owner shall hold, possess and enjoy the Vessel free from any right of Charterer, or its successors or assigns, to use the Vessel for any purpose whatever; or

                 (iii) Pursue any other remedy or remedies which may be provided under the applicable law, including without limitation, all attorneys' fees, costs and expenses incurred in enforcing such remedies.

         (c) Upon termination pursuant to Section 9(b), Owner shall have the right to recover forthwith from Charterer the sum of the following:

             (i) all unpaid Charter Hire for the Vessel pro-rated through and including the date of termination;

             (ii) an amount equal to accrued taxes and other amounts payable hereunder by Charterer with respect to the Vessel; and

             (iii) without duplication, all other costs, expenses, losses and damages incurred or sustained by Owner (including, without limitation, (i) reasonable attorneys' fees, (ii) any costs and expenses incurred in connection with placing the Vessel in the condition required by Sections 8(b), 12(a) and/or 13, and (iii) any unpaid Charter Hire through the Charter Expiration Date, less amounts, if any, recovered by Owner in mitigating its damages) by reason of such Event or Default.

        (d) Each and every power and remedy hereby specifically given to Owner shall be in addition to every other power and remedy specifically so given or now or hereafter existing in admiralty, at law or in equity, and each and every power and remedy may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Owner. All such powers and remedies shall be cumulative and the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of Owner in the exercise of any such power or remedy shall be construed to be a waiver or any default of an acquiescence therein.

        (e) In addition to the rights granted to Owner under any other Section of this Charter, if Charterer shall fail to comply with any of the covenants herein contained, Owner may, but shall not be obligated to, make advances to perform the same and take all such action as may be necessary to obtain such performance. Any payment so made by Owner and all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in connection therewith shall be and become due and payable by Charterer to Owner as Charter Hire.

         SECTION 10. DAMAGES AND REPAIRS.

                (a) In the event of damage to the Vessel, Charterer shall repair and restore or cause to be repaired and restored the Vessel with new and/or used components to at least the condition the Vessel was in immediately prior to such damage (assuming the Vessel was maintained in accordance with the terms of this Charter) as soon as is commercially reasonable and in any event within thirty (30) days after Charterer shall have acquired knowledge of such damage; provided, however, if such repair and restoration can not be completed within such thirty (30) day period, Charterer shall begin such repair within such period and shall use its best efforts to complete such repair or restoration as soon as is practicable. If no Event of Default shall have occurred and be continuing and Charterer shall have made all payments of Charter Hire which have become due and Owner is subsequently reimbursed by a third party for such damage, Owner shall promptly pay to Charterer all amounts received by Owner from such third party on account of such damage or requisition of use.

        (b) In the event that insurance becomes payable under policies maintained as required by Section 5 on account of an accident, occurrence or event, (A) if there is no existing Event of Default, Owner shall, upon the written request of Charterer (i) apply the proceeds of insurance to pay, or consent that the underwriters pay, directly for repairs, liabilities, salvage claims, or other charges and expenses (including labor charges due or paid by Charterer) covered by the policies, or (ii) to the extent that Charterer shall have repaired the damage and paid the cost thereof or discharged or paid such liabilities, salvage claims or other charges and expenses (such fact having been certified to in a certificate of an authorized officer of Charterer ("Officer's Certificate") delivered to Owner, accompanied by written confirmation by the underwriter, a surveyor, an adjuster or a marine insurance broker), apply the proceeds of insurance to reimburse, or consent that the underwriters reimburse, Charterer therefor, and (iii) (after all known damages with respect to the particular loss shall have been repaired, and all known costs, liabilities, salvage claims, charges and expenses covered by the policies with respect to such loss shall have been discharged or paid, such fact having been certified to by an Officer's Certificate delivered to Owner, accompanied by written confirmation by the underwriter, a surveyor, an adjuster or a marine insurance broker) pay, or consent that the underwriters pay, any balance of the proceeds of insurance to Charterer; or (B) if there is an existing Event of Default, all proceeds of insurance received by Owner may, at its option, be retained by Owner as additional security for Charterer's obligations hereunder (whereupon it shall be added to the Security Deposit) and/or may be applied to any past due Charter Hire and/or future Charter Hire due hereunder in inverse order of their maturity.

         SECTION 11.    USE OF VESSEL.

                The Charterer shall arrange for, oversee and provide for the use of the Vessel as a casino gaming facility cruising from the Gaming Site in accordance with the applicable laws and regulations of the State of Indiana. The Charterer's use of the Vessel shall be limited to such uses as are in furtherance of and are in accordance with or incidental to the use described in the immediately preceding sentence. Subject to such limitation and the other terms and provisions of this Charter, Charterer shall have full use and exclusive possession and control of the Vessel and shall man, supply, equip, upkeep and operate the Vessel throughout the Charter Period; provided, however, that in connection with the operation and maintenance of the engine, maritime and related systems of the Vessel, the Owner shall, from time to time, appoint (subject to Charterer's approval, which approval may not be unreasonably withheld) a captain and senior crew members, each of whom shall be employed by the Charterer during the Charter Period. The master, officers and crew of the Vessel shall be engaged and employed by Charterer, at Charterer's sole expense, and shall remain Charterer's servants or employees, and, subject to Owner's obligation to make appointments pursuant to the proviso set forth in the immediately preceding sentence, shall be in Charterer's direct control and direction. Owner agrees that it shall provide Charterer, upon Charterer's written request, with all reasonably available information in Owner's possession which is necessary for the use and operation of the Vessel in accordance with the terms hereof.

         SECTION 12.  REDELIVERY.

                (a) Upon the expiration of this Charter, the Vessel shall be redelivered afloat, at the Charterer's sole cost and expense, to the Owner, at Norfolk, Virginia or such other site as the Owner shall designate in writing to Charterer not less than two (2) months prior to the expiration of this Charter (provided such other site is no further in nautical miles from the Gaming Site than Norfolk, Virginia), in as good condition and working order (reasonable wear and tear excepted) as when first delivered to the Charterer for service under this Charter. In the event Charterer fails to redeliver the Vessel to Owner upon the Charter Expiration Date as provided in the preceding sentence and as provided in Section 13 below, in addition to all other remedies available to Owner at law or in equity, Owner shall receive from Charterer all amounts which would be due Owner hereunder (including, without limitation, the Charter Hire) as if this Charter had not been terminated.

                (b) Upon redelivery or repossession, if requested by Owner, the Vessel shall be surveyed by a qualified independent marine surveyor mutually acceptable to the Owner and the Charterer. The cost of such survey shall be borne by Charterer. If repairs are necessary in order to bring the Vessel into the condition required on redelivery under this Charter, said repairs shall be immediately made by the Charterer, at its sole expense and cost. Subject to the compliance by Charterer of its obligations with respect to redelivery of the Vessel, Owner shall execute and deliver to Charterer a notice of any defect, repair or breach, within twenty (20) days following the tender of the Vessel for redelivery by Charterer.

        SECTION 13. STRUCTURAL CHANGES. The Charterer shall not, without the prior express written approval of the Owner, which approval shall not be unreasonably withheld, make any structural changes in the Vessel or any material changes in the Equipment, other than Pre-Charter Alterations or Changes in accordance with Section 1(b) hereof. All structural modifications shall be done under the direction of and to the satisfaction of a certified naval architect engaged by Charterer (with architectural plans therefor to be provided to Owner), whose selection and which plans shall be subject to the prior approval of Owner. All structural changes that are made to the Vessel or the Equipment shall become the property of Owner, and shall be provided to Owner upon redelivery of the Vessel; provided, however, if, prior to the commencement of any such change, Owner notifies Charterer in writing that Owner will require such change to be modified by Charterer prior to redelivery, in lieu of accepting redelivery of the Vessel with any structural changes made to the Vessel or the Equipment during the Charter Period, Owner shall have the right to require that any or all of such changes be modified by Charterer, at its sole cost and expense, to put the Vessel back into its original structural condition when first delivered to Charterer on the Acceptance Date and; provided, further, such obligation to modify changes prior to redelivery shall not apply to Pre-Charter Alterations set forth on Schedule 1(b) hereto and Permanent Changes. All gaming equipment and equipment ancillary to the operation of a gaming concern (including surveillance cameras) installed by Charterer on the Vessel shall remain the property of Charterer and shall be removed by Charterer prior to redelivery of the Vessel.

         SECTION 14. TAXES. Charterer shall pay and discharge promptly, when and as due and payable, and before the non-payment of same shall result in the penalty or imposition of any lien, all taxes, assessments, excises, levies, fees, duties, fines and penalties and other governmental charges including, without limitation, gaming, sales, use, franchise, property, gross receipts and occupation taxes lawfully imposed upon or with respect to Owner, the Vessel or the ownership, delivery, possession, use and operation thereof during the Charter Period, or on any Charter Hire (provided that sales tax on Charter Hire shall be paid to the Owner monthly, together with Charter Hire, in accordance with Section 3 above and Owner shall be responsible for the remittance of such tax to the appropriate governmental authorities) and all fines and penalties levied or charged in consequence of the failure of Charterer to comply with any applicable law, treaty or convention, or any rule or regulation issued thereunder, and all other amounts payable hereunder. Nothing contained in this
Section 14 shall require the payment by Charterer of any income or franchise tax (including any income tax payable by Owner which is attributable to the receipt of the Charter Hire) of or with respect to Owner unless any such income or franchise tax (A) is in lieu of or a substitute for any other tax, assessment, excise, levy, fee, duty, fine, penalty or other governmental charge upon or with respect to the Vessel, or (B) is imposed on or with respect to Owner solely because of its ownership, use, operation, registration, documentation or maintenance of the Vessel during the Charter Period.

        SECTION 15. ASSIGNMENT. The Charterer shall not sell, assign, hypothecate, mortgage or pledge any of its rights or interest under this Charter or subcharter the Vessel without the prior written consent of the Owner; provided, however, Charterer may sell or assign any of its rights or interests hereunder, or subcharter the Vessel, to an entity, the majority equity interest of which is, directly or indirectly, owned by Don Barden. Owner may assign its rights and obligations hereunder in accordance with applicable law.

        SECTION 16. INSPECTION OF RECORDS. Charterer shall maintain records pertaining to the revenues, expenses, use, maintenance, costs and repairs with respect to the Vessel. Upon the reasonable request of Owner, Charterer shall make records relating to the use, maintenance and repairs of the Vessel available to Owner and its duly authorized agents to review and extract information. Such inspections shall be scheduled at mutually convenient times during normal business hours, and shall be conducted in a manner so as to minimize the disruption to Charterer's normal business operations. Upon the occurrence of an Event of Default hereunder, Charterer shall make such other records with respect to the Vessel available to Owner and its duly authorized agents as Owner may from time to time reasonably request.

        SECTION 17. NOTICES. All notices, requests, consents and other communications under this Charter shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by telex, telecopy, telegram, recognized overnight mail courier or certified or registered mail, return receipt requested, postage prepaid, to the intended recipient at said party's address hereinbelow set forth:

         If to the Owner:

                 NEW YORKER ACQUISITION CORPORATION
                 c/o President Casinos, Inc.
                 802 North First Street
                 St. Louis, Missouri 63102
                 Attention:       John S. Aylsworth

         If to the Charterer:

                 BARDEN-DAVIS CASINO, L.L.C.
                 400 Renaissance Center
                 Suite 2400
                 Detroit, MI 48243
                 Attention: Ken Kramer

         If to the Guarantor:

                 PRESIDENT CASINOS, INC.
                 802 North First Street
                 St. Louis, Missouri 63102
                 Attention: John S. Aylsworth


Any party hereto may change its address for receiving notices and other communications under this Charter by giving the other parties hereto appropriate written notice in accordance with the provisions of this section. In all instances in this Agreement where the approval of a party is required and there is no specific time frame set forth herein for such approval, such party may not unreasonably delay such approval or disapproval and, in all such instances, such party shall be deemed to approve a matter if it does not approve or disapprove such matter within thirty (30)days of the request for such approval.

        SECTION 18. ATTORNEYS' FEES. In the event that any party hereto violates or breaches the terms of this Charter and any other party hereto engages legal counsel for purposes of enforcing its rights and remedies hereunder or otherwise protecting its interests in connection with this Charter, said nondefaulting party, in addition to all other relief to which it may be entitled, shall also be entitled, in the event it prevails against the breaching party, to recover all of the reasonable costs and expenses it incurs in enforcing this Charter and protecting its interests, including its reasonable attorneys' fees and costs.

        SECTION 19. ENTIRE AGREEMENT. This Charter supersedes all prior agreements and understandings of the parties with respect to the transactions contemplated hereby and thereby and sets forth the entire understanding of the parties with respect thereto. No attempted modification, termination or waiver of any of the provisions hereof or thereof (insofar as they bear on this Charter) shall be effective unless in writing and signed by all of the parties hereto.

        SECTION 20. GOVERNING LAW. The admiralty and maritime laws of the United States, and to the extent applicable and not inconsistent therewith, the laws of the State of Indiana shall govern the construction, interpretation, performance and enforcement of this Charter.

        SECTION 21. CAPTIONS. The captions and other section headings contained in this Charter are for reference purposes only and shall not affect the interpretation or meaning of this Charter.

        SECTION 22. PARTIES IN INTEREST. Subject to the provisions of Section 15 above, this Charter shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The relationship between Owner and Charterer is that of lessor and lessee and nothing in this Charter is intended or shall be deemed to constitute Owner and Charter to be joint venturers or partners.

        SECTION 23. SEVERABILITY. If any term, covenant, condition or provision of this Charter or the application thereof to any person or circumstances shall, at any time or to any extent, be held invalid or unenforceable, the remainder of this Charter, or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Charter shall be valid and enforced to the fullest extent possible so as to accomplish the manifest purposes hereof.

        SECTION 24. JOINT PARTICIPATION. Charterer has participated in the drafting of this entire Charter and expressly acknowledges such joint participation, to avoid application of any rule construing contractual language against the party which drafted the language.

        SECTION 25. TIME OF ESSENCE. Time shall be of the essence with respect to performance of all obligations under this Charter.

        SECTION 26. BROKER'S OR FINDER'S FEES. No party hereto has retained a broker or finder in connection with the transactions contemplated by this Charter.

        SECTION 27. EARLY TERMINATION. As set forth under Section 2 above, Charterer may, at any time, upon one hundred eighty (180) days notice to Owner, terminate this Charter.

        SECTION 28. GUARANTEE. Guarantor guarantees the due and punctual performance by the Owner of all of the terms, covenants, obligations, conditions and agreements of Owner under this Charter including any payments, or other amounts which may be due or may become due from Owner under this Charter, or as a result of Owner's breach of any representation warranty or covenant hereunder. No delay on the part of Charterer in exercising its rights hereunder or in taking any action to collect or enforce any covenants or the payment of any obligations hereby guaranteed shall operate as a waiver of any such rights or in any manner prejudice the rights of Charterer. Guarantor hereby expressly waives presentment, demand, protest and notice of protest of any obligations under this Charter or its breach of any representation, warranty or covenant hereunder. No extension of time or other indulgence granted by Charterer shall release or affect the guarantee by Guarantor hereunder.

        SECTION 29. NET WORTH. At all times from and after the date of the Delivery Notice during the term of this Agreement, Charterer and any entity to which Charterer sells or assigns any of its rights or interests hereunder or to which Charterer subcharters the Vessel, shall maintain a Net Worth (as defined below) of not less than $10 million. Net Worth shall mean total assets less total liabilities, calculated in accordance with generally accepted accounting principles, consistently applied. Charterer and any party to which it sells or assigns any of its rights or interests hereunder, shall deliver to Owner (i) quarterly financial statements within thirty (30) days of the end of each calendar quarter, and (ii) audited year end financial statements by March 31 of each year. All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.

         IN WITNESS WHEREOF, the parties hereto have executed this Charter as of the date first above written.

                               NEW YORKER ACQUISITION CORPORATION


                               By:  John S. Aylsworth
                                   ---------------------------------
                                   Name:   John S. Aylsworth
                                   Title:  Executive Vice President

                                   BARDEN-DAVIS CASINO, L.L.C.
                                   By: BARDEN DEVELOPMENT, INC., A
                                       MEMBER

                               By: Don H. Barden
                                   ----------------------------------
                                   Name:
                                   Title:

                               BY: GARY RIVERBOAT GAMING, L.L.C., A MEMBER

                                   BY: BARDEN MANAGEMENT, INC., ITS
                                       MANAGER

                               By: Don H. Barden
                                   -----------------------------------
                                   Name:
                                   Title:


                               By: DAVIS GAMING COMPANY

                               By:
                                   ----------------------------------
                                   Name:
                                   Title:

                               PRESIDENT CASINOS, INC., AS GUARANTOR
                               PURSUANT TO SECTION 28 ABOVE


                               By: John S. Aylsworth
                                   ----------------------------------
                                   Name:   John S. Aylsworth
                                   Title:  Executive Vice President

                                  EXHIBIT A

                          CERTIFICATE OF ACCEPTANCE
                        PURSUANT TO CHARTER AGREEMENT
                        DATED AS OF ___________,1995
                                    AMONG
                     NEW YORKER ACQUISITION CORPORATION
                         BARDEN-DAVIS CASINO, L.L.C,
                                     AND
                           PRESIDENT CASINOS, INC,


        The undersigned Charterer under the Charter Agreement described in the caption hereof (the "Charter") acknowledges and agrees that the Vessel described in the Charter has been delivered to, and is now in the possession of, and has been accepted by, the Charterer under and pursuant to and subject to all the terms and conditions of the Charter.

         Dated: ___________________, 199_



                                     Charterer

                                     By: ___________________________
                                     Title:_________________________

                                  EXHIBIT B


        During the Charter Period, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the second, third and fourth anniversary of the Commencement Date (each such period of days being hereinafter referred to as a "Charter Hire Evaluation Period"), the Owner shall engage an appraiser, of nationally recognized standing in the maritime/gaming industry, to evaluate the fair market rental value of the Vessel for the 12 month period immediately following the applicable Charter Hire Evaluation Period. Owner shall be obligated to consult with Charterer regarding such engagement and such engagement shall be subject to the prior written approval of Charterer, provided that such approval may not be unreasonably withheld. Prior to the end of the applicable Charter Hire Evaluation Period, the appraiser so engaged shall provide to Owner and Charterer a written appraisal of the fair market rental value of the Vessel for the ensuing 12-month period and such appraisal shall be binding upon the parties hereto and the Charter Hire payable pursuant to Section 3(a) of the Charter shall be adjusted accordingly; provided, however, that in lieu of engaging an appraiser in accordance with the terms hereof or at any time after the engagement of an appraiser, the parties shall be free to establish the Charter Hire for the ensuing 12-month period, or any other period of time during the Charter, by mutual written agreement. The fair market rental value of the Vessel shall be determined by the appraiser by taking into consideration (i) the replacement value of the Vessel less depreciation and obsolescence from all causes; (ii) the annual rental income producing capabilities of the Vessel, taking into account its suitability for and use in connection with gaming operations; and
(iii) comparable rental values for similar vessels; but shall not take into consideration the specific profits or losses generated by the gaming operation utilizing the Vessel under this Charter.

                       Estimated Costs of Scheduled Items


                        Scheduled Items                        Costs


              Completed HVAC                                   70,000

              Watertight doors                                 15,000

              Clips on hull framing                            30,000

              Directional signage                              15,000

              Complete electrical                             130,000

              Complete 4th deck restroom                       22,607

              Plates for windows                               45,000

              Complete interior fit-out                       190,000

              Complete surveillance rough-in                   18,000

              Install beverage lines                           10,000

              Service safety equipment                         16,000

                                Galley Equipment


HOLD

        Manf.        Item                                      Qty


1.     Gladco-      Vertical Trash Compactor                    (1)

2.     Garland-     Convection Oven                             (4)

3.     Garland-     Modular Floor Kettles                       (2)

4.     Garland-     Modular Electric Fry pans                   (2)

5.     Garland-     Cyclone Pressureless Cooker                 (1)

6.     Garland-     GE series Electric Steam generator          (1)

7.     Garland-     Heavy Duty Electric Range and Boiler        (3)

8.     Garland-     Electric Deep Fat Fryer                     (2)

9.     Hobart-      A 200 Mixer                                 (1)

10.    Traulsen-    Fish File                                   (1)

11.    Stainless-   Sink with 2 bowls                           (3)

12.    Stainless-   Table with Cooler beneath 2 door            (1)

13.    Stainless-   Table w/cooler and pot rack and hand sink  (1)

14.    Stainless-   Table with warming light and 4 door bun warmer
                    & 4 door cooler

MAIN


      Manf.              Item                     Qty
  ----------------------------------------------------

  1.  Hatco-         Glo-Ray Heat lamp            (1)

  2.  Hobart-        AM 14 Dishwasher w/in-line   (1)
                     Hatco water heater

  3.  Perlick-       Under Bar Refrig. Cabinet    (1)

  4.  Wells-         Built-in Drawer warmer       (1)

  5.  Perlick-       Bar Sinks                    (3)

  6.  Hobart-        Reach-in Refrigerators       (2)

  7.  Scotsman-      FM 800 Icemaker              (1)



2ND


      Manf.           Item                      Qty
  ----------------------------------------------------

1.    Perlick-       Bar Sinks                  (2)

2.    Perlick-       Beer Towers                (2)


3RD

      Manf.            Item                     Qty
  ----------------------------------------------------

1.    Traulsen-      Glass Front Refrig.        (1)

DRAFT BEER COOLER ROOM


       Manf.                 Item                             Qty
- -----------------------------------------------------------------

1.     Manitowac-         1700 Icemaker                       (2)

2.     Perlick-           Compressor/beverage                 (3)

3.     Hobart-            AM 14 Dishwasher w/in-line heater   (1)



SUN DECK BAR

       Manf.                 Item                             Qty
- -----------------------------------------------------------------

1.     Traulsen-          Glass Front Refrig.                 (1)

2.     Stainless-         Sinks w/beer spigots                (2)


4TH BEER COOLER

       Manf.                 Item                             Qty
- -----------------------------------------------------------------

1.     Manitowac-         1700 Icemaker                       (1)

2.     Perlick-           Compressors                         (3)

================================================================================

ENGINE ROOM



                                 MAIN ENGINES
                                 16 Cylinder MDL-645 EMD
                                 Horsepower 2 x 1950


                                 MAIN GENERATORS
                                 8 Cylinder MDL 645 EMD
                                 Power 2 x 750 KW


                                 #3 GENERATOR
                                 Detroit 6 Cylinder, 92 series (270 KW)


                                 EMERGENCY GENERATOR
                                 Detroit 8 Cylinder, V 71 series (150 KW)


                                 BOWTHRUSTER
                                 Detroit 8V71

STORAGE TANKS
                                 DIESEL TANK, 16,700 gallons
                                 DAY TANK, 2 x 752 gallons
                                 LUBE OIL TANK, 2 x 278 gallons


                                 POTABLE WATER, 2 X 7875 gallons


                                 SEWAGE, 10112 gallons

================================================================================

                                 SAFETY EQUIPMENT


PFD                              1,800


LIFE BOATS/LIFE RAFTS            1 Motorized Rescue Boat-4 per.
                                 1 Rescue Skiff under oars-4 per.

INFLATABLE                       1  B.F. Goodrich  MK3 - 25 per.
                                 1  Viking         RDV - 25 per.
                                 12 Viking         Rdv - 50 per.

================================================================================

================================================================================

FIRE EXTINGUISHERS

                               31 All Dry Chem.  5 lbs
                               1  All Dry Chem   10 lbs
                               1  CII Co2        10 lbs
                               1  CII Co2        15 lbs
                               7  BII Co2        15 lbs


FIXED SYSTEMS                  26    Co2  75 lbs (engine room)
                               2     Co2  50 lbs (engine room)
                               2     Wet  75 lbs (Galley)
                               2     Co2  75 lbs (Emerg. Gen.)


FIRE STATIONS                  Hold       8
                               Main Deck  8
                               2nd Deck   7
                               3rd Deck   8
                               4th Deck   4


RING BUOYS                     2nd Deck   4- w/lite and 90' life line (2 bow-
                                             2 stern)
                               4th Deck   2-stern (1 port- 1 stbd)

                             PCV - EQUIPMENT LIST


A/C CHILLER UNIT #1                  CARRIER                30H9196A80OKGE
A/C CHILLER UNIT #2                  CARRIER                3OH909OD90O
A/C CHILLER UNIT #3                  CARRIER                30H8O80D60O
AIR COMPRESSOR #1                    QUINCY                 32613721936L
AIR COMPRESSOR #2                    QUINCY                 32613721837L
ANCHOR WINGLASS                      MCELROY MACHINE        M6V78-88
AUTOMATIC ANTENNA TUNER              SEA, INC.              SEA 16128
BATTERY CHARGER                      LAMARCHE CONSTAVOLT    A40 10 12V A1
BATTERY CHARGER                      LAMARCHE CONSTAVOLT    A 22 10 12V
BILGE PUMP #1                        MARLOW-ITT             32HEL8B
BILGE PUMP #2                        MARLOW-ITT             32HEL8B
BOWTHUSTER                           BRUNVOLL               SPK30D
CHILL WATER CIRC. PUMP #1            DEMING PUMP            BF 8 3/4
CHILL WATER CIRC. PUMP #2            DEMING PUMP            BF 8 1/2
CHILL WATER CIRC. PUMP #3            DEMING PUMP            8F 8 1/2
CHILLER RAW WATER PUMP #1            DEMING PUMP            8F 10"
CHILLER RAW WATER PUMP #2            DEMING PUMP            BF 10"
DIATY LUBE OIL PUMP                  BLACKMER               MS 1 111/2N
ECHOSOUNDER                          FURUNO                 FE 908
ELEVATOR, FREIGHT, PORT              CANTON ELEVATOR        DUAL TELESCOPING
ELEVATOR, FREIGHT, STBD.             CANTON ELEVATOR        DUAL TELESCOPING
ELEVATOR, PASSENGER                  CANTON ELEVATOR        DUAL TELESCOPING
EMERGENCY GENERATOR                  DELCO                  EB264
ENGINE TELEGRAPH                     HENSCHEL               101063 ALT 7
EPIR6                                ACR ELECTRONICS        ACFURLB-23
EXHAUST FAN #01                                             SP-127
EXHAUST FAN #02                                             SP-127
EXHAUST FAN #03                                             SP-127
EXHAUST FAN #04                                             SP-127
EXHAUST FAN #06                                             SP-127
EXHAUST FAN #06                                             SP-127
EXHAUST FAN #07                                             SP-127
EXHAUST FAN #06                                             SP-127
EXHAUST FAN #09                                             SP-127
EXHAUST FAN #10                                             SP-127
EXHAUST FAN #11                                             SP-127
EXHAUST FAN #12                                             SP-127
EXHAUST FAN #13                                             SP-127
EXHAUST FAN #14                                             SP-127
EXHAUST FAN #15                                             SP-127
EXHAUST FAN #16                                             SP-127
EXHAUST FAN #17                                             SP-127
EXHAUST FAN #18                                             SP-127
EXHAUST FAN #19                                             SP-127
EXHAUST FAN #20                                             SP-127
EXHAUST FAN #21                                             SP-127
EXHAUST FAN #22                                             SP-127
EXHAUST FAN #23                                             SP-127
EXHAUST FAN #24                                             SP-127
EXHAUST FAN #25                                             SP-127
FIRE PUMP #1                         TRENCH & MARINE        421
FIRE PUMP #2                         TRENCH & MARINE        421
FIRE/SMOKE ALARM                     PYROTECHNICS           SYSTEM 3, MOD35
FOG SIGNAL TIMER                     KAHLENBERG             M423
FREEZER COMPRESSOR #1                COPELMATIC
FREEZER COMPRESSOR #2                COPELMATIC
FUEL TRANSER PUMP #1                 VIKING
FUEL TRANSER PUMP #2                 VIKING
GALLEY GREY WATER PUMP               TRENCH & MARINE
GENERATOR #3                         MAGNA ONE
GPS NAVIGATOR                        MICROLOGIC
GREY WATER TRANSFER PUMP             TRENCH & MARINE
GYROCOMPASS                          OPERAY MARINE
HOT WATER BOILER                     ALDRICH
HAND MOBIL RADIO                     STANDARD
MAIN ENGINE GOVERNOR, PORT           WOODWARD
MAIN ENGINE GOVERNOR, STBD           WOOWARD
MAIN ENGINE, PORT                    EMD
MAIN ENGINE, STARBOARD               EMD
POTABLE WATER PUMP #1                BURKS PUMPS
POTABLE WATER PUMP #2                BURKS PUMPS
PRE-LUB PUMP, PORT M.E.              VIKING-IBEX
PRE-LUB PUMP, PORT SSDG              DELCO
PRE-LUB PUMP, STBD M.E.              VIKING-IBEX
PRE-LUB PUMP, STBD SSDG              DELCO
PRIMING PUMP, PORT                   IABSCO
PRIMIN GPUMP, STARBOARD              JAISCO
RADAR                                BACAL DECCA

REDUCTION GEAR, PORT         FALX                  1235
REDUCTION GEAR, STBD                               D1235
REEFER COOLING PUMP #1       TEEL                  1P831
REEFER COOLING PUMP #2       TEEL                  1P831
REEFER COOLING PUMP #3       TEEL                  1P831
SANITARY PRESSURE PUMP #1    TRENCH & MARINE
SANITARY PRESSURE PUMP #2    TRENCH & MARINE
SEWAGE PUMP #1               HERBORNER/ENVIROVAC
SEWAGE PUMP #2               HERBORNER/ENVIROVAC
SEWAGE TRANSFER PUMP         GORMAN-RUPP
SINGLE SIDE BAND RADIO       SEA, INC.             SEA 222
SOUND POWERED TELEPHONE      HOSE MCCANN           SWLR
SSDG GENERATOR, STBD         KATO                  1060-873361111
SSDG GENERATOR, PORT         KATO                  1060-873361111
SSDG GOVERNOR, PORT          WOODWARD              EGB 9240 805 US
SSDG GOVERNOR, STBD          WOODWARD              EGB 9240 805 US
SSDG, PORT                   EMO/KATO              8-646E1
SSDG, STARBOARD              EMO/KATO              8-646E1
STANDARD MERCHANT BINNACLE   E.S. RITCHIE          8135M
STEERING GEAR AUX PUMP       GEROTOR               H5-P
STEERING GEAR MAIN PUMP      GEROTOR               V3621V25A8
STEERING GEAR MOTORS         FRYDENBO              H9 40
STERN TUBE PUMP #1           WHEELER-ECONOMY
STERN TUBE PUMP #2           WHEELER-ECONOMY
VHF MARINE RADIO             STANDARD              GALAXY 23005
VHF MARINE RADIO             MODAR                 MODAR VHF
W/T DOOR HYD. PUMP #1        VICKERS               A-90
W/T DOOR HYD. PUMP #2        VICKERS               A-90
WINDOW DE-ICER               CORNELL CARR          CC-5200

                              [FLOOR PLAN OF SHIP]

                              [FLOOR PLAN OF SHIP]

                              [FLOOR PLAN OF SHIP]

                        STABILITY TEST M/V NEW YORKER

                        STABILITY TEST M/V NEW YORKER

                        STABILITY TEST M/V NEW YORKER

                                WEIGHT SCHEDULE


VESSEL: M/V NEW YORKER O.N. 538911
OWNER: PRESIDENT RIVERBOAT CASINOS
CONDITION:  BURN-OUT 10% FUEL & WATER/10% SEWAGE/1900 PASS & CREW
DATE:  10-05-1994    D&L CONTRACT 92-433


      ITEM                   WEIGHT           X-POS      Y-POS     Z-POS
                              LBS.             STA        FT        FT


1    LIGHTSHIP              1751.70           1.38        0.00     26.12
2    PASS/CREW MAIN DECK       0.00           0.00        0.00      0.00
3    STORES                   19.00          17.46        0.00     31.74
4    FURNITURE                 2.14         -96.00        0.00     31.00
5    SMALLWARE/CATERING EQ     4.89         -40.00        0.00     35.00
6    D.O. STORAGE 1675 GAL     5.30           5.00        0.00      5.65
7    D.O. DAY P/S 75 GAL       0.50          -1.25        0.00      8.00
8    L.O. P/S @ 28 GAL         0.20          -1.25        0.00     10.93
9    GREY WATER 687 GAL        2.55          17.00        0.00      5.43
10   SEWAGE 991 GAL            3.68          35.00        0.00      5.70
11   POTWTR P/S 788 GAL        5.85           5.00        0.00      8.70
12   WASTE OIL 52 GAL          0.16          -4.50        0.00      5.40
13   600 PAS/CRW@160# 3RD DK  42.86          10.34        0.00     40.75
14   700 PAS/CRW#160# SUN DK  50.00          10.34        0.00     52.25
15   COINS                    24.37          31.00        0.00     28.00
16   COINS HARD COUNT         10.46         -64.00        0.00     22.00
17   CHIPS                     0.22          31.00        0.00     28.00
18   600 PAS/CRW@160# 2ND DK  42.86          10.34        0.00     22.00

           TOTALS           1966.74           1.07        0.00     27.13

                                WEIGHT SCHEDULE
- --------------------------------------------------------------------------
                                WEIGHT SCHEDULE


VESSEL: M/V NEW YORKER O.N. 538911
OWNER: PRESIDENT RIVERBOAT CASINOS
CONDITION:  DEPARTURE 100% FUEL & WATER/10% SEWAGE/1900 PASS & CREW
DATE:  10-05-1994    D&L CONTRACT #92-433


      ITEM                   WEIGHT           X-POS      Y-POS     Z-POS
                              LBS.             STA        FT        FT


1    LIGHTSHIP              1751.70           1.38        0.00     26.12
2    PASS/CREW MAIN DECK       0.00           0.00        0.00      0.00
3    STORES                   19.00          17.16        0.00     31.74
4    FURNITURE                 2.14         -96.00        0.00     31.00
5    SMALLWARE/CATERING EQ     4.89         -40.00        0.00     35.00
6    D.O. STORAGE 1675 GAL    53.30           5.00        0.00     12.49
7    D.O. DAY P/S  75 GAL      4.78          -1.25        0.00     11.67
8    L.O. P/S   28 GAL         1.72          -1.25        0.00     13.17
9    GREY WATER 687 GAL        2.55          17.00        0.00      5.43
10   SEWAGE 991 GAL            3.68          35.00        0.00      5.70
11   POTWTR  P/S 788 GAL      58.48           5.00        0.00     12.75
12   WASTE OIL 52 GAL          0.16          -4.50        0.00      5.40
13   600 PAS/CRW 160# 3RD DK  42.86          10.34        0.00     40.75
14   700 PAS/CRW 160# SUN DK  50.00          10.34        0.00     52.25
15   COINS                    24.37          31.00        0.00     28.00
16   COINS HARD COUNT         10.46         -64.00        0.00     28.00
17   CHIPS                     0.22          31.00        0.00     28.00
18   600 PAS/CRW@160# 2ND DK  42.86          10.34        0.00     32.00

           TOTALS           2073.17           2.20        0.00     26.48

                            CONSTRUCTION SCHEDULE


1000   Complete HVAC                             Complete HVAC

1010   Order & Install Watertight Doors          Order & Install Watertight Doors

1020   Clips on Hull Framing                     Clips on Hull Framing

1050   Directional Signage                       Directional Signage

1040   Complete Electrical                       Complete Electrical

1060   Complete 4th Deck Restrooms               Complete 4th Deck Restrooms

1030   Plates for Windows                        Plates for Windows

1080   Complete Interior Fit-Out                 Complete Interior Fit-Out

1070   Complete Surveillance Sys Rough-in        Complete Surveillance Sys Rough-in

1075   Install Beverage Lines                    Install Beverage Lines

1025   Service Safety Equipment                  Service Safety Equipment

1090   Vessel Ready for Move                     Vessel Ready for Move

Notes to Schedule:
August 16 Start Date Assumed
Delay in starting results in day for day increase in finish date until September 15, beyond which the finish date could be subject to weather delays.


Completion of
M?V New Yorker U.S.O.C. No. 538911

START DATE   15AUG95
FINISH DATE  14NOV95
RUN DATE     28JUL95
(C) PRIMAVERA SYSTEMS, INC.

                    [GUIDO PERLA & ASSOCIATES LETTERHEAD]


FAX MESSAGE SHEET

DATE:  October 31, 1995         TIME:  6:06 PM          Ref: 76695

TO: DON BARDEN                         313-259-0154

    DWIGHT BELYUE                      Same

    MIKE JOHNSON                       810-954-1785

Company:  Barden Development

FROM:  Larry Sund

RE:  New Vessel Design

Number of pages including cover sheet: 1

Dear Don:

Based on our meeting on October 13th, and Michael Johnson's letter of 10/15/95, we have proceeded with a preliminary vessel design. We recognize that we have not received written direction to proceed, but, we also understand that you would like to see the process started. If there is any problem with our actions please let us know as soon as possible.

Our first cone vessel design is nearing completion and we would like to arrange a meeting to present our plans. If you can find the time we would like to invite you to our office in Seattle. We would also be happy to travel to Detroit. We suggest a date of either Thursday, November 9th, in Detroit, or Friday, November 10th, in Seattle.

Please let us know if either of these dates are possible.

Best Regards,



Larry Sund
Larry Sund

                                M/V President V


                               BARDEN DEVELOPMENT
                              (General Contractor)

                           RMI OWNER'S REPRESENTATIVE
                     DAVID SEYMOUR-OWNER'S NAVAL ARCHITECT
                                  GPA-ADVISOR


                                Project Manager
                                (Reports to RMI)
     DESIGN-ENGINEERING-PROCUREMENT-CONSTRUCTION-COST & SCHEDULING-CONTROL

- -               DESIGN & ENGINEERING
                David Seymour-GPA-DeJong & LeBet-Vendors
- -               PROCUREMENT & PURCHASING
                Procurement Manager
                     Bidding Process-Contract Administration-Purchasing
- -               CONSTRUCTION
                Construction Superintendant
                     Production-Quality-Safety
- -               COST & SCHEDULING
                Supervisor
                     Change Orders-Budget-Actual Costs
- -               ADMINISTRATION & CONTROL
                     Approve vouchers-reports-warranties-guarantees

                         [DYKEMA GOSSETT-LETTERHEAD]




                          TELECOPIER: (313) 568-6915


JUDY A. O'NEILL                                                      DIRECT DIAL
                                                                 (313) 568-6786

                                 MAY 2, 1996


VIA FACSIMILE

Henry Gusky, Esquire
Sable, Makoroff & Gusky, P.C.
Seventh Floor, Frick Building
Pittsburgh, PA 15219-5003

            Re:  Charter Agreement

Dear Henry:

      This letter confirms the agreement of our clients regarding certain amendments to the Charter Agreement between New York Acquisition Corporation ("NYAC"), Barden-Davis Casino, L.L.C., now known as The Majestic Star Casino, LLC ("Majestic") and President Casinos, Inc., ("President"), dated as of August 17, 1995 (the "Charter Agreement"). Subject to the execution of this letter by duly authorized officers of each of the parties whose names appear below (execution by an officer constitutes a representation that such officer is so authorized):

      (A) NYAC agrees to move the Vessel to Gary, Indiana promptly upon Majestic's written request without a Certificate of Inspection, provided that a Permit to Proceed regarding such move is obtained from the United States Coast Guard; provided further that such move and

                               [DYKEMA GOSSETT
                               PLLG LETTERHEAD]

Mr. Henry Gusky
May 2, 1996
Page 2

the arrival date in Gary, Indiana are subject to weather conditions as specified in the Charter Agreement; and (B) Majestic agrees that, in the event the Vessel proceeds from Erie, Pennsylvania to Gary, Indiana, with such Permit to Proceed, (1) Majestic irrevocably waives all of the representations by NYAC contained in Section 6(b)(ii) of the Charter Agreement; (2) Majestic agrees to assume all risks whatsoever and hereby releases and forever discharges NYAC and President from all liability resulting from the failure to obtain a Certificate of Inspection from the United States Coast Guard prior to departure of the Vessel from Erie, Pennsylvania; and further (3) Majestic, on May 3, 1996, shall accept delivery of the vessel in Erie, Pennsylvania and, immediately upon such acceptance of delivery, shall issue a Certificate of Acceptance to NYAC pursuant to the Charter Agreement, thereby triggering the "Commencement Date" and the obligations to pay the Charter Hire in accordance with the terms of the Charter Agreement, provided, however, that NYAC shall bear the cost and obligation to deliver the Vessel afloat to Gary, Indiana to the same extent as is required under the Charter Agreement, provided a Permit to Proceed is obtained. Majestic further agrees to pay to Erie Petroleum, on or before May 3, 1996, by check, $7700, which is the difference between (a) the cost of a full tank of fuel, and (b) the cost of the fuel needed to deliver the Vessel from Erie, Pennsylvania to Gary, Indiana as estimated by agreement of John Cook and Tom Schneider; and further Majestic agrees to reimburse NYAC the cost for a crew necessary for delivery of the Vessel, during the period from and after May 2, 1996 until the earlier of (a) the day on which the Vessel departs Erie, Pennsylvania, or (b) the day following the day Majestic notifies NYAC to release such crew, which costs shall be an amount equal to $4,595 per day plus the reasonable costs of hotels, meals and transportation for the crew while awaiting departure from Erie Pennsylvania plus a $.35 per diem for each crew member.

     NYAC and President further agree that the last sentence of Section 1(b)(iii) of the Charter Agreement shall be amended in its entirety to read as follows:

        Upon completion of and payment in full
        of all Changes, any amount remaining in
        the Escrow Account in excess of
        $500,000 shall be delivered to
        Charterer and such $500,000 shall be
        thereafter the Security Deposit, for
        all purposes under the Charter
        Agreement.

   Please have your clients execute where indicated below

                                        Teresa Way
                                        K. L. Kramer

                               [DYKEMA GOSSETT
                               PLLC LETTERHEAD]

     Mr. Henry Gusky
     May 2, 1996
     Page 3

and return a copy of the executed letter to me by facsimile and mail.


                                        Sincerely,

                                   DYKEMA GOSSETT PLLC

                                      Judy A. O'Neill

                                      Judy A. O'Neill

     JAO:6303:sls
     cc:  Don Barden
          Kenneth Kramer

     (Signatures on next page)

                               [DYKEMA GOSSETT
                               PLLC LETTERHEAD]

Mr. Henry Gusky
May 2, 1996
Page 4


The Majestic Star Casino, LLC

By:  Barden Development, Inc., its manager

By:    Kenneth L. Kramer
      ------------------------

Its:   Vice President
      ------------------------

New Yorker Acquisition Corporation

By:    John E. Connelly
      ------------------------

Its:   President
      ------------------------

President Casinos, Inc., as guarantor

By:    Teresa Way
      -------------------------

Its:   Vice President
      -------------------------

        Dear Ken,

                After signing, please fax copy back to Henry Gusky at 412/335-7987.

                                        Thank you,
                                        Terry Wirginis

                    [GUIDO PERLA & ASSOCIATES LETTERHEAD]


FAX MESSAGE SHEET

DATE:  October 31, 1995         TIME:  6:06 PM          Ref: 76695

TO: DON BARDEN                         313-259-0154

    DWIGHT BELYUE                      Same

    MIKE JOHNSON                       810-954-1785

Company:  Barden Development

FROM:  Larry Sund

RE:  New Vessel Design

Number of pages including cover sheet: 1

Dear Don:

Based on our meeting on October 13th, and Michael Johnson's letter of 10/15/95, we have proceeded with a preliminary vessel design. We recognize that we have not received written direction to proceed, but, we also understand that you would like to see the process started. If there is any problem with our actions please let us know as soon as possible.

Our first cone vessel design is nearing completion and we would like to arrange a meeting to present our plans. If you can find the time we would like to invite you to our office in Seattle. We would also be happy to travel to Detroit. We suggest a date of either Thursday, November 9th, in Detroit, or Friday, November 10th, in Seattle.

Please let us know if either of these dates are possible.

Best Regards,



Larry Sund
Larry Sund

                                M/V President V


                               BARDEN DEVELOPMENT
                              (General Contractor)

                           RMI OWNER'S REPRESENTATIVE
                     DAVID SEYMOUR-OWNER'S NAVAL ARCHITECT
                                  GPA-ADVISOR


                                Project Manager
                                (Reports to RMI)
     DESIGN-ENGINEERING-PROCUREMENT-CONSTRUCTION-COST & SCHEDULING-CONTROL

- -               DESIGN & ENGINEERING
                David Seymour-GPA-DeJong & LeBet-Vendors
- -               PROCUREMENT & PURCHASING
                Procurement Manager
                     Bidding Process-Contract Administration-Purchasing
- -               CONSTRUCTION
                Construction Superintendant
                     Production-Quality-Safety
- -               COST & SCHEDULING
                Supervisor
                     Change Orders-Budget-Actual Costs
- -               ADMINISTRATION & CONTROL
                     Approve vouchers-reports-warranties-guarantees